Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG CORP. TO PRESENT AT THE WILLIAM BLAIR & COMPANY’S 2007
ANNUAL GROWTH STOCK CONFERENCE
NASHVILLE, Tenn. — (June 12, 2007) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the William Blair & Company’s 2007 Annual Growth Stock Conference on Thursday, June 21, 2007 at the Four Seasons Hotel in Chicago, Illinois. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 2:30 p.m. Central Time/3:30 p.m. Eastern Time. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2007, AmSurg owned a majority interest in 163 continuing centers in operation and had five centers under development.
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